EXHIBIT 10.3

sixth AMENDMENT TO LEASE

(Larkspur)

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 9th day of July 2021, by and between Syufy Enterprises, L.P., a California limited partnership (“Landlord”) and Century Theatres, Inc., a California corporation (“Tenant”).  Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A.Landlord, as landlord, and Century Theatres Inc., a Delaware corporation (“Original Tenant”), as tenant, entered into that certain Lease, dated April 17, 1998 (as amended, the “Lease”), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 500 Larkspur Landing Circle, Larkspur, CA 94939, which Premises are more particularly described in the Lease.

B.Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C.Landlord and Tenant desire to amend the Lease upon the terms and conditions contained  herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1.Recitals Incorporation.  All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2.Extension of Lease Term; Options to Extend Lease Term.  Notwithstanding the provisions of Subsection 2.02 D (2) (a) of the Lease to the contrary, Tenant is hereby deemed to have exercised the second of its five (5) options to extend the term of the Lease (the “Second Renewal Term”). Notwithstanding the provisions of the Lease to the contrary, including notwithstanding the provisions of Section 3 of the Fourth Amendment To Lease, dated August 7, 2006 (the “Fourth Amendment”), to the contrary, the Second Renewal Term shall be for one (1) year commencing on October 1, 2021 and ending on September 30, 2022 (effectively a one (1) year renewal not a five (5) year renewal).  However, the remaining three (3) options to extend the term of the Lease set forth in Section 3 of the Fourth Amendment shall remain unchanged. Notwithstanding anything in this paragraph 2 to the contrary, commencing effective on October 1, 2021, and thereafter throughout the remainder of Second Renewal Term, either Landlord or Tenant may, upon at least ninety (90) days prior written notice to the other party, terminate the term of the Lease.

3.Rent.  Commencing on October 1, 2021 and continuing until the end of the Second Renewal Term, in lieu of Minimum Monthly Rent, Impositions, and all other charges payable by Tenant under the Lease (but not in lieu of utilities and personal property taxes payable by Tenant under Sections 5.05 and 5.06 of the Lease), Tenant shall pay to Landlord a “Gross Rent” in an amount equal to ten percent (10%) of Gross Sales.  Within fifteen (15) days after the end of each month during the Second Renewal Term, Tenant shall deliver a statement to Landlord certifying the amount of Gross Sales for such month and the calculation of the 10% sum thereof (the “10% Sum”).  Tenant shall concurrently with the delivery of such statement, pay to Landlord the 10% Sum. For purposes of this Amendment, “Gross Sales” shall be defined as follows:

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“ “Gross Sales” shall mean the total amount of all revenues (whether in cash or credit) generated or derived from the conduct of any business at the Leased Premises, including (without limitation) all box office receipts of or at the Leased Premises (including receipts from tickets or gift certificates redeemed at the Leased Premises regardless of the point of sale), amounts paid to Tenant in connection with so-called “four-wall deals”, as well as any and all receipts from the sale of goods, services, merchandise, beverages, food, vending machines and video games at the Leased Premises; provided, however, that the following shall be excluded from “Gross Sales” (i) credits and refunds made with respect to admissions or other sales otherwise included in Gross Sales, (ii) all federal, state, county and city admission taxes, sales and use taxes, entertainment taxes, royalty taxes, gross receipt taxes and other similar taxes now or hereafter imposed and actually paid to the taxing authority by Tenant (whether such taxes are collected from customers separately from the selling price of admission tickets or absorbed by Tenant); (iii) receipts from the sale of gift certificates or tickets sold but not redeemed at the Leased Premises; (iv) with respect to any tickets or admissions ordered or paid for over the internet and redeemed at the Leased Premises, the portion (if any) of the sale price that exceeds Tenant’s actual box-office ticket price; (v) sales price for merchandise returned, (vi) amounts retained by credit card issuers, (vii) intentionally deleted, (viii) amount of credit card sales deemed uncollectible, and (ix) advertising revenues, including without limitation, media, sponsorship, and promotional advertising of any kind.  Commissions or surcharges paid to agencies or other third parties not affiliated with Tenant for selling tickets or processing credit card transactions, and any sums paid to third parties not affiliated with Tenant for the use or rental of vending machines, pay telephones, amusement machines and other similar devices shall be deducted from “Gross Sales” (but only if and to the extent previously included in “Gross Sales”).”

4.Lease in Full Force and Effect.  Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein.  Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term.  In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

5.Authority.  Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant’s execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord’s execution of this Amendment have been obtained.

6.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.  This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

7.Successors and Assigns.  This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8.Further Instruments.  The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

9.No Oral Agreements.  This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.  It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements, and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended.  Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:		TENANT:

Syufy Enterprises, L.P.,		Century Theatres, Inc.,
a California limited partnership		a California corporation

By:	Syufy Properties, Inc., a California Corporation	By:	/s/ Jay Jostrand
Its:	General Partner	Name:	Jay Jostrand
		Its:	Executive Vice President - Real Estate
By:	/s/ William Vierra
Name:	William Vierra
Its:	Sr. Vice President

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